Exhibit 3.125

CERTIFICATE OF FORMATION

OF

CIVF I – 01IL1W02, LLC

This Certificate of Formation of CIVF I – 01IL1W02, LLC (the “LLC”), dated as of March 22, 2004, has been duly executed and is being filed to form a limited liability company under the Delaware Limited Liability Company Act (6 Del.C. § 18-101, et seq.).

FIRST: The name of the limited liability company formed hereby is

CIVF I – 01IL1W02, LLC

SECOND: The address of the registered office of the LLC in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

THIRD: The name and address of the registered agent for service of process on the LLC in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

FOURTH: Cabot Industrial Value Fund, L.P., a Delaware limited partnership, is the sole member of the LLC.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.

By:	/s/ Michael J. Perlowski
Michael J. Perlowski
Authorized Person

Certificate of Amendment to Certificate of Formation

of

CIVF I – IL1W02, LLC

It is hereby certified that:

1. The name of the limited liability company (hereinafter called the “limited liability company” is:

CIVF I – IL1W02, LLC

2. The certificate of formation of the limited liability company is hereby amended by striking out the statement relating to the limited liability company’s registered agent and registered office and by substituting in lieu thereof the following new statement:

“The address of the registered office and the name and the address of the registered agent of the limited liability company required to be maintained by Section 18-104 of the Delaware Limited Liability Company Act are Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808.”

Executed on September 28, 2006

/s/ Matthew T. Murphy
Name:	Matthew T. Murphy
Title:	Authorized Person

CERTIFICATE OF AMENDMENT

OF

CIVF I – 01IL1W02, LLC

1. The name of the limited liability company is

CIVF I – 01IL1W02, LLC

2. The Certificate of Formation of the limited liability company is hereby amended as follows:

The name is changed to: CIVF I—IL1W02, LLC

3. This Certificate of Amendment shall be effective on January 20, 2005.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of CIVF I—01ILW02, LLC this 20th day of January, 2005.

/s/ Mark Bechard
Mark Bechard
Authorized Person

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